EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

          We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-120345, 333-39484, 333-30751 and 33-95062) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan, as amended and restated as of March 8, 2004, the Registration Statement (Form S-8 Nos. 333-90582 and 33-95062) pertaining to the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan and the Registration Statement (Form S-3 No. 333-111226) pertaining to the shelf registration of up to $60,000,000 of BioCryst Pharmaceuticals, Inc. common stock, of our reports dated March 14, 2005 with respect to the financial statements of BioCryst Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of BioCryst Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Birmingham, Alabama
March 14, 2005